BLACKROCK Corporate High Yield Fund V, Inc.

FILE #811-10521

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/16/2007	First Data Corporation	2,200,000,000	4,200,000

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated

11/14/2007	Windstream Regatta Holdings	210,500,000	1,400,000	JPMorgan, Lehman Brothers, Merrill Lynch & Co., Goldman, Sachs & Co., Barclays Capital, BNP Paribas
1/17/2008	Atlas Energy Operating Company LLC	250,000,000	790,000	J.P. Morgan Securities Inc., Wachovia Securities, Banc of America Securities LLC, BNP Paribas, RBC Capital Markets, Merrill Lynch & Co., Friedman Billings Ramsey
4/21/2008	Citigroup Inc.	6,000,000,000	3,000,000

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., RBC Capital Markets Corporation, TD Securities (USA) LLC, Guzman & Co., Jackson Securities, LLC, Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Sandler O’Neil & Partners Group, L.P., The Williams Capital Partners Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

BLACKROCK Corporate High Yield Fund V, Inc.

FILE #811-10521

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/9/2008	Petrohawk Energy Corporation	500,000,000	975,000	Lehman Brothers, JPMorgan, Merrill Lynch & Co., BNP Paribas, Credit Suisse, Banc of America Securities LLC, Citi, BMO Capital Markets, RBC Capital Markets, Wells Fargo Securities.
5/12/2008	American International Group	171,052,631	20,000

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Dowling & Partners SecuCitigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Dowling & Partners Securities, LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe, Bruyette & Woods, Inc., The Williams Capital Group, L.P., Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC